Exhibit 99.4

eFFECTOR Therapeutics Debuts as Publicly Traded Next-Generation Oncology Company Advancing Mature Pipeline with New Class of Cancer Therapies

Common stock and warrants expected to commence trading on Nasdaq on August 26, 2021 under the ticker symbols EFTR and EFTRW

San Diego, CA, August 25, 2021 – eFFECTOR Therapeutics, Inc. (eFFECTOR), a leader in the development of selective translation regulator inhibitors (STRIs) for the treatment of cancer, today completed its business combination with Locust Walk Acquisition Corp. (NASDAQ: LWAC). The resulting combined company (the Company) has been renamed “eFFECTOR Therapeutics, Inc.” and expects its common stock and public warrants will commence trading on Nasdaq under the new trading symbols “EFTR” and “EFTRW”, respectively, starting on August 26, 2021.

The stockholders of LWAC approved the transaction at a special meeting held on August 24, 2021, and the transaction was previously approved by eFFECTOR’s stockholders. eFFECTOR’s management team, led by president and chief executive officer, Steve Worland, Ph.D., will continue to lead the Company.

“Cancer continues to be a major global health problem because of its complexity, including multiple escape mechanisms. That is why we are advancing the development of STRIs with the potential to target a central node that drives multiple disease processes simultaneously, including cancer’s inherent escape mechanisms,” commented Dr. Worland. “We believe that our unique approach to development, along with the capital raised from this transaction, could help us unlock the potential of translation regulation to bring this new class of therapies through the clinic and ultimately to patients. Importantly, we anticipate that the cash available from the transaction will see our company through key Phase 2 data readouts for both of our lead programs.”

“With a strong pipeline with multiple near-term data readouts, we are excited to see eFFECTOR Therapeutics take this very important next step in its evolution,” stated Chris Ehrlich, former chief executive officer and director of LWAC who will continue as a director of the Company. “eFFECTOR’s expert team, along with the strategy to accelerate the development of innovative programs that are already progressing in the clinic, makes the Company well-positioned in its efforts to transform treatments for patients with cancer.”

Advisors

Credit Suisse and Stifel acted as lead placement agents for the private placement (PIPE) in connection with the business combination, and Credit Suisse also acted as capital markets advisor to eFFECTOR. Locust Walk Securities also acted as PIPE placement agent. Latham & Watkins LLP acted as legal counsel to eFFECTOR. Cantor Fitzgerald acted as the lead capital markets advisor to LWAC. JMP Securities and Mizuho Securities also acted as capital markets advisors to LWAC. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. served as legal counsel to LWAC.

About eFFECTOR Therapeutics

eFFECTOR is a clinical-stage biopharmaceutical company focused on pioneering the development of a new class of oncology drugs referred to as STRIs. eFFECTOR’s STRI product candidates target the eIF4F complex and its activating kinase, mitogen-activated protein kinase 1/2 (MNK). The eIF4F complex is a central node where two of the most frequently mutated signaling pathways in cancer, the PI3K-AKT and RAS-MEK pathways, converge to activate the translation of select mRNA into proteins that are frequent culprits in key disease-driving processes. Each of eFFECTOR’s product candidates is designed to act on a single protein that drives the expression of multiple functionally related proteins, including oncoproteins and immunosuppressive proteins in T cells, that together control tumor growth, survival and immune evasion. eFFECTOR’s lead product candidate, tomivosertib, is a MNK inhibitor currently being evaluated in KICKSTART, a randomized, double-blind, placebo-controlled Phase 2b trial of tomivosertib in combination with pembrolizumab in patients with metastatic non-small cell lung cancer (NSCLC). Zotatifin, eFFECTOR’s inhibitor of eIF4A, is currently being evaluated in Phase 2a expansion cohorts in certain biomarker-positive solid tumors, including ER+ breast cancer and KRAS-mutant NSCLC. eFFECTOR has a global collaboration with Pfizer to develop inhibitors of a third target, eIF4E. In addition to the company’s oncology focus, zotatifin is being evaluated as a potential host-directed anti-viral therapy in patients with mild to moderate COVID-19 in collaboration with the University of California, San Francisco, under a $5 million grant sponsored by the Defense Advanced Research Projects Agency.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical facts contained in this press release, including statements regarding the expectation and timing of eFFECTOR’s common stock to commence trading on Nasdaq, eFFECTOR’s timing and likelihood of success, future results of current and anticipated products and the sufficiency of the cash available from the transaction to allow clinical trial data readouts, are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, but not limited to, the ability to realize the anticipated benefits of the transaction; eFFECTOR may use its capital resources sooner than it expects; and the outcome of any legal proceedings that may be instituted related to the transaction. Moreover, eFFECTOR operates in a very competitive and rapidly changing environment. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond eFFECTOR’s control, you should not rely on these forward-looking statements as predictions of future events. The foregoing list of factors is not exclusive, and you should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the registration statement on Form S-4 filed with the SEC in connection with the Business Combination and documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and except as required by law. eFFECTOR assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Investors:

Stephanie Carrington

Westwicke, an ICR Company

646-277-1282

Stephanie.Carrington@westwicke.com

Media:

Heidi Chokeir, Ph.D.

Canale Communications

619-203-5391

heidi.chokeir@canalecomm.com